UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): April 25, 2018

YogaWorks, Inc.

(Exact name of Registrant as Specified in Its Charter)

Delaware	001-38151	47-1219105
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

5780 Uplander Way

Culver City, CA 90230

(Address of principal executive offices)

Registrant’s telephone number, including area code: (310) 664-6470

Not Applicable

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instructions A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§ 230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§ 240.12b-2 of this chapter).

Emerging growth company ☑

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers. of Operations and Financial Condition.

Dawson Separation Agreement

(e) On April 17, 2018, YogaWorks, Inc., a Delaware corporation (the “Company”), announced that Suzanne Dawson, Chief Customer Officer of the Company and its subsidiary Yoga Works, Inc., a California corporation (“Yoga Works”), will be leaving the Company and Yoga Works effective April 20, 2018.

On April 25, 2018, in connection with Ms. Dawson’s departure, Yoga Works and Ms. Dawson entered into a separation agreement (the “Separation Agreement”).

Under the terms of the Separation Agreement which includes Ms. Dawson’s general release of claims and agreement to comply with the restrictive covenants in her employment agreement, Ms. Dawson will receive severance, including (1) a cash payment of $137,500, which shall be paid in accordance with the Company’s normal payroll practices over the six-month period following her date of termination (April 20, 2018), and (2) reimbursement for healthcare coverage expenses under COBRA until the earlier of (a) six months following her termination, (b) the date Ms. Dawson is no longer eligible for COBRA, or (c) the date Ms. Dawson becomes eligible for healthcare coverage from a subsequent employer.

The foregoing summary of the Separation Agreement does not purport to be complete and is qualified in its entirety by reference to the Separation Agreement which is filed hereto as Exhibit 10.1 and is incorporated herein by reference.

2018 Bonus Program

(e)On April 30, 2018, the Board of Directors of the Company (the “Board”), including all members of its Compensation Committee (the “Committee”), approved performance-based bonus opportunities for the Company's senior management group (the “Program”) under the Company's 2017 Incentive Award Plan (the “Plan”).  As set forth in the Plan, the Committee may choose from a range of defined performance measures.

Under the Program, and consistent with the objectives of the Plan, certain employees, including the Company's named executive officers, may receive bonuses upon satisfaction of fiscal 2018 revenue and EBITDA targets (collectively, the “Performance Targets”), with such metrics receiving different weightings based on each employee’s position, as well as discretionary bonuses based on individual performance.  Each Performance Target corresponds to a fixed dollar amount bonus opportunity for the employee.  Pursuant to the Program, in 2018 the Company's named executive officers have target bonuses based on the Performance Targets achieved, if any, and individual performance as follows: (i) Rosanna McCollough’s target bonus is $85,000, (ii) Vance Chang’s target bonus is $50,000, and (iii) Kurt Donnell’s target bonus is $50,000.  90% of each named executive’s target bonus is based upon the achievement of the applicable Performance Targets with 10% based upon individual performance.  Actual bonus amounts paid may be more or less than the target bonus amounts depending on the level of achievement of the specified Performance Targets and individual performance.

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits

Exhibit Number	Description
10.1	Separation Agreement and Release, by and between Yoga Works, Inc. and Suzanne Dawson, dated April 25, 2018

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

YogaWorks, Inc.

Date: April 30, 2018	By:	/s/ Vance Chang
Vance Chang
Chief Financial Officer